As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-136588

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STATS ChipPAC Ltd.
(Exact name of registrant as specified in its charter)

Republic of Singapore (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
10 Ang Mo Kio Street 65
#05-17/20 TechPoint
Singapore 569059
(Address of Principal Executive Offices)
STATS ChipPAC Ltd. Restricted Share Plan
STATS ChipPAC Ltd. Performance Share Plan
(Full title of the plans)
Company Secretary
STATS ChipPAC, Inc.
47400 Kato Road
Fremont, California 94538
(510) 979-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael W. Sturrock, Esq.
Latham & Watkins LLP
9 Raffles Place
#42-02 Republic Plaza
Singapore 048619

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES
     This post-effective amendment relates to the Registration Statement No. 333-136588 (the “Registration Statement”), filed on Form S-8 on August 14, 2006, registering 65,000,000 ordinary shares of STATS ChipPAC Ltd. (the “Registrant”) of which 50,000,000 ordinary shares are for the STATS ChipPAC Ltd. Restricted Share Plan and 15,000,000 ordinary shares are for the STATS ChipPAC Ltd. Performance Share Plan.
     The Registrant intends to file a Form 15F on the date hereof to terminate the registration of its ordinary shares under the Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on May 22, 2009.

STATS CHIPPAC LTD.
By:	/s/ Tan Lay Koon
Tan Lay Koon
President and Chief Executive Officer

By:	/s/ John Lau Tai Chong
John Lau Tai Chong
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on May 22, 2009.

Name		Title
* Charles R. Wofford		Chairman of the Board of Directors
/s/ Tan Lay Koon Tan Lay Koon		Director, President and Chief Executive Officer
* Peter Seah Lim Huat		Director
* R. Douglas Norby		Director
Teng Cheong Kwee		Director
/s/ Tokumasa Yasui Tokumasa Yasui		Director
/s/ Rohit Sipahimalani Rohit Sipahimalani		Director
/s/ John Lau Tai Chong John Lau Tai Chong		Chief Financial Officer
By:	/s/ David Goldberg David Goldberg Secretary, STATS ChipPAC, Inc.	Authorized Representative in the United States
*By:	/s/ Tan Lay Koon Tan Lay Koon Attorney-in-fact